Exhibit 99.1

News Release                                                                                     For Immediate Release

Investor Relations:    Andrea Tarbox, CFO     847.441.1805

KapStone Reports Third Quarter 2007 Operating Income Up 26% Over Prior Year

•                  Third Quarter Basic and Diluted EPS of $0.31 and $0.21, Respectively

•                  YTD Cash Flows from Operations of $36.3 Million, Up 32.5% over Prior Year

NORTHFIELD, IL — November 5, 2007 — KapStone Paper and Packaging Corporation (NASDAQ: KPPC) today reported results for the third quarter ended September 30, 2007, and reaffirmed guidance for the full year 2007.

		Predecesso KPB				Predecessor KPB
	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2007	2006		2007		2006
GAAP Net Income	$7,802	$6,064		$18,329		$14,047
Adjusted Net Income	$7,802	$6,616	(1)	$19,294	(2)	$13,924	(1)

GAAP Basic Earnings per Share	$0.31	NA		$0.73		NA
Adjusted Basic Earnings per Share	$0.31	NA		$0.77	(2)	NA

GAAP Diluted Earnings per Share	$0.21	NA		$0.51		NA
Adjusted Diluted Earnings per Share	$0.21	NA		$0.54	(2)	NA

EBITDA	$16,032	$14,905		$39,112		$37,552
Adjusted EBITDA	$16,032	$15,805	(1)	$40,638	(2)	$37,352	(1)

(1) Third quarter 2006 results were adjusted by $0.9 million pre-tax to eliminate an unfavorable property tax settlement. For the nine months ended September 30, 2006, this adjustment  along with the $1.1 million  favorable adjustment that had been recorded in the second quarter of 2006 resulted in a $0.2 million pre-tax benefit eliminated in adjusted net income.

(2) Nine months ended September 30, 2007 results were adjusted to eliminate a $1.5 million pre-tax non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.

Third Quarter Operating Highlights

Third quarter 2007 net sales of $66.2 million were up $1.9 million, or 2.9%, and operating income of $12.9 million was up 25.6% over the same quarter last year.

Unbleached kraft paper net sales rose to $59.0 million, up $3.0 million, or 5.4%, over the prior year.   Increased volume, up 5,178 tons, and higher average revenue per ton, up $1.14 per ton, drove the increase while a less favorable mix partially offset the volume and pricing gains. Operating income for the unbleached kraft paper segment was $15.3 million in the third quarter, up $5.4 million, or 54.5% over the prior year. The significant improvement in operating income during the quarter reflects higher volume and selling prices, productivity gains, and lower depreciation charges on the reduced depreciable asset base that resulted from the revaluation of plant and equipment to fair value.  In addition, the prior year’s quarter was negatively impacted by a $0.9 million unfavorable property tax adjustment.

Dunnage bag net sales were down from the prior year by $1.3 million, or 13.5%, to $8.3 million mainly due to an 11.4% decrease in volume and a 2.7% decrease in average revenue per bag. Dunnage bag operating income of $1.4 million decreased 30.0% for the third quarter of 2007 compared to the same quarter a year ago on lower sales volume and prices.

Corporate expenses of $3.9 million for the third quarter were $2.2 million higher than the comparable quarter in the prior year and reflect expenses for the Company’s headquarters while the amount in 2006 reflects an allocation of corporate expenses when KPB was owned by International Paper Company (IP).  Included in the 2007 corporate expenses are charges of approximately $0.6 million per quarter for the cost of transitional services provided by IP that will be terminated upon completion of the Company’s own ERP system.  It is currently projected that the Company’s new ERP system will be fully implemented in the first quarter of 2008, reducing quarterly expenses by approximately $0.2 million.

Cash Flow and Working Capital

Net cash from operating activities for the nine months ended September 30, 2007 totaled $36.3 million, an improvement of $8.9 million, or 32.5%, over the comparable prior year period.  Capital expenditures of $9.1 million for the 2007 period were primarily spent on equipment upgrades and replacements for the unbleached kraft facility and the new ERP system. Working capital at September 30, 2007 was $67.7 million including cash and short-term investments of $45.3 million.

Roger Stone, KapStone’s chairman and chief executive officer, said, “In late October, we celebrated our mill’s one hundredth anniversary of operations.  Besides applauding the mill’s very successful history, we also celebrate their continuing performance improvements. Acquiring these operations has given KapStone Paper and Packaging a solid platform for future growth.”

Financial Guidance

The Company reiterates its guidance for the year ending December 31, 2007.  The Company expects net sales in a range of $260-$264 million, up 6% - 7% over the prior year.  Adjusted EBITDA is expected to be in the range of $58 - 60 million, up 11% - 15%, from 2006 EBITDA of $52.2 million. Cash balances at December 31, 2007, therefore, are expected to be in the range of $58 - $63 million. This guidance does not include any benefits from recently implemented industry linerboard price increases of $40 per ton.

This financial guidance is given as of the date hereof and is based on factors and circumstances known to the Company at this time.  Such factors and circumstances may change, and such changes may have an impact on the Company’s financial outlook.  The Company is under no obligation to update its financial guidance.

Conference Call

KapStone has scheduled a conference call at 11 a.m. ET, Tuesday, November 6, 2007, to discuss the Company’s financial results for the 2007 third quarter. The conference call will be available via the Internet by accessing the Company’s web site at http://kapstonepaper.com. A replay of the webcast will be available for 7 days following the call.

About the Company

On January 2, 2007, KapStone Paper and Packaging Corporation (the Company) completed the acquisition of substantially all of the assets and assumed certain liabilities, of the Kraft Papers Business, or KPB, a division of International Paper Company.  The assets include an unbleached kraft paper manufacturing facility in Roanoke Rapids, North Carolina and Ride Rite® Converting, an inflatable dunnage bag manufacturer located in Fordyce, Arkansas.  Prior to the acquisition of KPB, the Company, a special purpose acquisition corporation or “blank check company”, had no operations.   For periods prior to the acquisition, KPB is deemed to be the predecessor to the Company. Therefore, in this release, the KapStone results for 2007 are compared to KPB’s 2006 results.

Headquartered in Northfield, IL, KapStone Paper and Packaging Corporation, is a leading North American producer of kraft paper and converter of inflatable dunnage bags.   The Company is the parent company of KapStone Kraft Paper Corporation which includes a paper mill in Roanoke Rapids, NC, and Ride Rite®, an inflatable dunnage bag manufacturer in Fordyce, AR.  The business employs approximately 700 people.

Non-GAAP Financial Measures

Investors are cautioned that adjusted net income, adjusted EBITDA and adjusted EPS information contained in this press release are not financial measures under U.S. generally accepted accounting principles (GAAP). In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. The Company believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company.  Management uses Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs and potential future contingent earn-out payments to IP.

Adjusted net income represents net income excluding a one-time non-cash purchase accounting adjustment made in connection with the KPB acquisition to adjust finished goods inventory to fair value and 2006 property tax settlements.  EBITDA represents earnings before interest, income taxes, depreciation and amortization.  Adjusted EBITDA is computed by eliminating from EBITDA a one-time non-cash purchase accounting adjustment made in connection with the KPB acquisition to adjust inventory to fair value and 2006 property tax adjustments.  Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to earnings before income taxes (or any other performance measure under GAAP) as a measure of performance or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.  Adjusted 2007 EPS is based on net income excluding the non-cash purchase accounting adjustment made in connection with the KPB acquisition to adjust inventory to fair value.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as  “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions and include, among others, statements under the caption “Operating Highlights”.  These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (ii) market and economic factors, including changes in pension and healthcare costs and natural disasters, such as hurricanes; (iii) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; and (iv) the ability to achieve and effectively manage growth; (v) ability to pay the Company’s debt obligations; and (vi) ability to carry out the Company’s strategic initiatives and manage associated costs.  Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

		Predecessor			Predecessor
		KPB	Fav/(Unfav)		KPB	Fav/(Unfav)
	3 Months Ended Sept. 30,		Variance	9 Months Ended Sept. 30,		Variance
	2007	2006 (1)%		2007	2006 (1)%
Net sales	$66,188	$64,318	2.9%	$191,857	$189,164	1.4%
Cost and expenses:
Cost of sales	46,026	46,774	1.6%	141,180	142,688	1.1%
Depreciation and amortization	3,178	4,671	32.0%	8,272	13,600	39.2%
Gross profit	16,984	12,873	31.9%	42,405	32,876	29.0%
Selling, general, and administrative expenses	4,529	2,639	-71.6%	12,552	8,924	-40.7%
Other operating income	399	—	NA	987	—	NA
Operating income	12,854	10,234	25.6%	30,840	23,952	28.8%
Interest income	585	—	NA	1,467	—	NA
Interest expense	(1,044)	(352)	-196.6%	(3,317)	(1,059)	-213.2%
Income before provision for income taxes:	12,395	9,882	25.4%	28,990	22,893	26.6%
Total provision for income taxes	4,593	3,818	-20.3%	10,661	8,846	-20.5%
Net income	$7,802	$6,064	28.7%	$18,329	$14,047	30.5%
Earnings per share:
Basic	$0.31	—		$0.73	—
Diluted	$0.21	—		$0.51	—

Weighted-average number of shares outstanding:
Basic	24,968,097			24,967,143
Diluted	36,674,697			35,723,847

(1) Prior period information has been revised in accordance to reflect the retrospective application of a change in accounting for planned major maintenance activities.

OPERATING SEGMENT DATA

		Predecessor KPB	Fav/(Unfav)		Predecessor KPB	Fav/(Unfav)
	3 Months Ended Sept. 30,		Variance	9 Months Ended Sept. 30,		Variance
(In thousands)	2007	2006(1)%		2007	2006(1)%
Net sales
Unbleached kraft	$58,967	$56,006	5.3%	$169,968	$164,413	3.4%
Dunnage bags	8,254	9,558	-13.6%	24,706	27,537	-10.3%
Intersegment elim. from unbleached kraft	(1,033)	(1,246)	17.1%	(2,817)	(2,786)	-1.1%
Total net sales	$66,188	$64,318	2.9%	$191,857	$189,164	1.4%
Operating income by industry segment
Unbleached kraft	$15,297	$9,879	54.8%	$36,703	$24,308	51.0%
Dunnage bags	1,420	2,041	-30.4%	4,732	5,779	-18.1%
Corporate expenses	(3,863)	(1,686)	-129.1%	(10,595)	(6,135)	-72.7%
Total operating income	$12,854	$10,234	25.6%	$30,840	$23,952	28.8%

KapStone Paper and Packaging Corp

Condensed Consolidated Balance Sheets

(In thousands)

		Predecessor KPB
	September 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,942	$1
Short-term investments	35,379	–
Accounts receivable, net	31,586	25,824
Inventories, net	20,333	24,087
Prepaid expenses and other current assets	1,782	1,425
Total current assets	99,022	51,337

Plant, property and equipment, net	105,354	201,593
Deferred income taxes	934	–
Deferred acquisition costs	1,200	–
Other assets	2,086	4,452
Intangible assets, net	5,925	–
Goodwill	441	–
Total assets	$214,962	$257,382

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,623	$7,931
Accrued expenses	10,953	7,144
Current portion long-term debt	9,750	–
Total current liabilities	31,326	15,075

Long-term debt	46,500	22,357
Asset retirement obligations	275	265
Pension and post retirement benefits	3,188	–
Total liabilities	81,289	37,697

Stockholders’ equity:
Common stock $.0001 par value	2	–
Invested capital	113,434	–
Divisional control	–	219,685
Common stock held in treasury, at cost	(230)	–
Retained earnings	20,467	–
Total stockholders' equity	133,673	219,685
Total liabilities and stockholders’ equity	$214,962	$257,382

SUPPLEMENTAL INFORMATION

GAAP to Non-GAAP Reconciliations

Unaudited

		Predecessor KPB		Predecessor KPB
	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
(In thousands, except per share data)	2007	2006 (1)	2007	2006 (1)
Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$7,802	$6,064	$18,329	$14,047
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.	–	–	965	–
Property tax settlements	–	552	–	(123)
Adjusted Net Income (Non-GAAP)	$7,802	$6,616	$19,294	$13,924

Net Income (GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$7,802	$6,064	$18,329	$14,047
Interest income	(585)	—	(1,467)	—
Interest expense	1,044	352	3,317	1,059
Tax provision	4,593	3,818	10,661	8,846
Depreciation and amortization	3,178	4,671	8,272	13,600
EBITDA	16,032	14,905	39,112	37,552
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.			1,526
Property tax settlements	–	900	–	(200)
Adjusted EBITDA (Non-GAAP)	$16,032	$15,805	$40,638	$37,352

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.31	NA	$0.73	NA
Adjustment:
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.		NA	0.04	NA
Adjusted Basic EPS (Non-GAAP)	$0.31	NA	$0.77	NA

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.21	NA	$0.51	NA
Adjustment:
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.		NA	0.03	NA
Adjusted Diluted EPS (Non-GAAP)	$0.21	NA	$0.54	NA

(1)  Prior period information has been revised in accordance to reflect retrospective application of a change in accounting for planned major maintenance activities.